UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2026
___________________________________________________
MiniMed Group, Inc.
(Exact name of registrant as specified in its charter)
___________________________________________________

Delaware	001-43183	33-3985981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18000 Devonshire St.
Northridge, CA 91325
(Address of principal executive offices) (Zip Code)
(763) 514-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value	MMED	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On March 9, 2026, MiniMed Group, Inc., a Delaware corporation (the “Company”), completed its previously announced initial public offering (the “IPO”) of 28,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at an initial public offering price of $20.00 per share.
Prior to the IPO, the Company was a wholly owned subsidiary of Medtronic plc, an Irish public limited company (“Medtronic”). Prior to and in connection with the IPO, the Company entered into a series of transactions with Medtronic pursuant to which Medtronic transferred the assets and liabilities of its Diabetes business to the Company, and the Company issued to Medtronic shares of Common Stock (such series of transactions, the “Separation”). On March 5 2025, as part of the Separation, the Company’s Common Stock was converted from 100 shares of Common Stock to 252,813,348 shares of Common Stock.
As previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-292284), filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on March 5, 2026, the Company (i) retained $309 million of the net proceeds from the IPO such that, as of March 9, 2026, it has approximately $350 million of cash on hand, which it will use for general corporate purposes, and (ii) used the excess of the net proceeds from the IPO over $309 million to repay (or cause one or more of the Company’s subsidiaries to repay) intercompany debt owed to Medtronic under a note. As a result of the IPO, Medtronic currently owns approximately 90.03% of the outstanding shares of Common Stock.
On March 1, 2026, in connection with the Separation, Kangaroo US HoldCo 2, Inc., an indirect wholly owned subsidiary of Medtronic (“KH2”), and certain subsidiaries of KH2 entered into various agreements with Medtronic which provide a framework for the Company’s relationship with Medtronic following the Separation. On March 5, 2026, the Company entered into a merger agreement with KH2 and KH2 merged with and into the Company, with the Company surviving the merger.
The Company’s agreements with Medtronic consist of the following:
•Separation Agreement, which sets forth the Company’s agreements with Medtronic regarding the principal actions to be taken in connection with the Separation and governs, among other matters, (1) the allocation of assets and liabilities to the Company and Medtronic (including the Company’s indemnification obligations, for potentially uncapped amounts, for certain liabilities relating to the Company’s business activities, whether incurred prior to or following the completion of the IPO) and (2) certain matters with respect to the IPO and Medtronic’s intended tax-free distribution to its shareholders of all or a portion of its remaining equity interest in the Company (such distribution, the “Divestment”).
•Tax Matters Agreement, which governs the Company and Medtronic’s respective rights, responsibilities, and obligations with respect to tax matters, including tax liabilities (including responsibility and potential indemnification obligations for taxes attributable to the Company’s business and taxes arising, under certain circumstances, in connection with the Separation and the Divestment, if pursued), tax attributes, tax contests, and tax returns. In addition, the Tax Matters Agreement imposes certain restrictions on the Company and its subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets, and similar transactions) intended to preserve the tax-free status of various transactions related to the Separation and the Divestment, if pursued.
•Employee Matters Agreement, which addresses certain employment, compensation, and benefits matters, including the allocation and treatment of certain assets and liabilities relating to the Company’s employees, the treatment of outstanding Medtronic equity awards held by the Company’s employees, and compensation and benefit plans and programs in which the Company’s employees participate.
•MGH-MM Intellectual Property Cross-License Agreement and MPLC-MHSS Intellectual Property Cross-License Agreement, which provide for cross-licenses that give the Company and Medtronic the freedom to operate in their respective businesses.

•Transitional Trademark Cross-License Agreement and Trademark Co-Existence Agreement, which collectively govern the Company and Medtronic’s respective rights, responsibilities, and obligations with respect to intellectual property rights in trademarks.
•Transition Services Agreement, pursuant to which Medtronic provides to the Company and the Company provides to Medtronic certain services for a limited period of time following the completion of the Separation.
•Registration Rights Agreement, pursuant to which the Company has granted Medtronic certain registration rights with respect to the shares of Common Stock owned by Medtronic following the completion of the IPO.
•Juncos Lease and Master Services Agreements, pursuant to which the Company provides a long-term lease and related services to Medtronic for a portion of the Company’s Juncos, Puerto Rico facility.
•Transition Manufacturing and Supply Agreement, pursuant to which Medtronic and its affiliates provide the Company, on a transitional basis, with certain manufacturing and assembly services with respect to certain products.
These descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed herewith as Exhibits 10.1 through 10.12 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The description of the Company’s merger with KH2 set forth under Item 1.01 above is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On January 15, 2026, KH2 entered into a credit agreement which provides for a five-year senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $500 million to be made available in U.S. dollars and certain approved alternative currencies, initially including Euros, with Citibank, N.A. serving as administrative agent for a syndicate of lenders. Subject to the conditions to the borrowing therein, the commitments under the Revolving Credit Facility became available upon the consummation of the IPO, whereupon KH2 merged with and into the Company, with the Company surviving the Merger and continuing as the borrower. The proceeds of the loans under the Revolving Credit Facility will be used for working capital and other general corporate purposes. The Revolving Credit Facility permits, subject to specified conditions, one or more of the Company’s wholly owned subsidiaries to be added as additional borrowers.
Interest is payable on the loans under the Revolving Credit Facility at (1) in the case of borrowings denominated in U.S. dollars, Term SOFR (or, at the borrower’s option, the base rate) and (2) in the case of borrowings denominated in Euros, EURIBOR, plus, in each case, a margin determined pursuant to a pricing grid based on the Company’s secured net leverage ratio. The commitment fees and letter of credit fees under the Revolving Credit Facility are determined based upon the same grid. Interest payments are due (1) in the case of Term SOFR or EURIBOR borrowings, on the last day of each interest period applicable to the borrowing (or, in the case of any borrowing with an interest period of more than three months’ duration, every three months) and (2) in the case of base rate borrowings, on the last business day of each March, June, September, and December.
The Revolving Credit Facility also contains representations and warranties, covenants, and events of default that are customary for this type of financing, including financial maintenance covenants and covenants restricting, inter alia, the incurrence of liens and indebtedness, the sale of assets, the making of restricted payments, investments and certain debt prepayments, and the entry into certain merger transactions. The obligations of the Company under the Revolving Credit Facility are guaranteed by certain wholly owned subsidiaries of the Company and secured by certain assets of such subsidiaries.

Item 3.02. Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 3.03. Material Modifications to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Reconstitution of the Board
In connection with the Separation, effective as of March 6, 2026, Brian Sandstrom resigned from the Company’s board of directors (the “Board”), and the size of the Board was increased from one to nine members. Kevin E. Lofton was appointed as Chair of the Board, and Que Dallara, Glenn Eisenberg, D. Keith Grossman, Robert (Bob) A. Hopkins, Laura Mauri, Brett A. Wall, Matthew (Matt) R. Walter, and Timothy (Tim) A. Wicks were appointed as members of the Board. For further biographical details regarding the members of the Board, see the biographical information set forth in the section entitled “Management—Directors” in the prospectus (File No. 333-292284) filed by the Company with the SEC on March 6, 2026 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (such prospectus, the “Prospectus”), which biographical information is incorporated herein by reference. Bob Hopkins, Laura Mauri, Brett Wall, and Matt Walter are employees of Medtronic and were nominated as members of the Board while the Company was operating as the Diabetes Operating Unit of Medtronic. Except as described in the immediately preceding sentence, there are no arrangements or understandings between any of the directors and any other persons pursuant to which each such director was selected to serve as a director. There are no transactions in which any director has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
The Board is divided into three classes, denominated as class I, class II, and class III. Members of each class will hold office for staggered three-year terms. At each annual meeting of the Company’s stockholders beginning in 2026, the successors to the directors whose term expires at that meeting will be elected to serve until the third annual meeting after their election or until their successors have been elected and qualified. D. Keith Grossman, Kevin Lofton, and Tim Wicks will serve as class I directors whose terms expire at the 2026 annual meeting of stockholders. Laura Mauri, Brett Wall, and Matt Walter will serve as class II directors whose terms expire at the 2027 annual meeting of stockholders. Que Dallara, Glenn Eisenberg, and Bob Hopkins will serve as class III directors whose terms expire at the 2028 annual meeting of stockholders.
Committees of the Board
The Board has the following standing committees: (1) the Audit Committee, (2) the Compensation and Talent Committee, and (3) the Nominating and Corporate Governance Committee. The members of the Audit Committee are Glenn Eisenberg, D. Keith Grossman, and Tim Wicks, with Glenn Eisenberg serving as Chair of the Audit Committee. The members of the Compensation and Talent Committee are Kevin Lofton, Laura Mauri, Matt Walter, and Tim Wicks, with Tim Wicks serving as Chair of the Compensation and Talent Committee. The members of the Nominating and Corporate Governance Committee are D. Keith Grossman, Bob Hopkins, Kevin Lofton, and Brett Wall, with Kevin Lofton serving as Chair of the Nominating and Corporate Governance Committee.
Non-Employee Director Compensation Policy
Effective upon the completion of the IPO on March 9, 2026, the Board adopted the MiniMed Group, Inc. Non-Employee Director Compensation Policy (the “Director Compensation Policy”), which sets forth the compensation to be paid to members of the Board who are not then serving as employees of the Company, Medtronic, or their respective subsidiaries or affiliates (each, a “Non-Employee Director”).
Pursuant to the Director Compensation Policy, each Non-Employee Director has the opportunity to earn: (i) an annual cash retainer of $70,000; (ii) an additional annual cash retainer of $70,000 for the non-executive Chair of the Board; (iii) an annual equity award in the form of restricted stock units with a grant date target value of $250,000, which will vest on the first anniversary of the applicable grant date; (iv) additional annual committee member cash retainers; and (v) additional annual committee chair cash retainers, in each case inclusive of the applicable committee member retainer. For further details regarding the compensation of Non-Employee Directors, see the description set forth in the section of the Prospectus entitled “Executive and Director Compensation—Director Compensation Matters—Director Compensation.”
The foregoing description of the Director Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Compensation Policy, a copy of which is filed herewith as Exhibit 10.13 and incorporated herein by reference.
Restricted Stock Unit Awards to the Non-Employee Directors of the Board
On March 9, 2026, upon completion of the IPO, the Board granted restricted stock unit awards under the MiniMed LTIP (as defined below) to each of Glenn Eisenberg, D. Keith Grossman, Kevin Lofton, and Tim Wicks, as the Non-Employee Directors of the Board, received as an additional one-time award in recognition of each Non-Employee Director’s contributions prior to the IPO (the “IPO Non-Employee Director Grants”). The number of restricted stock units granted to each Non-Employee Director was determined by dividing the applicable grant date target value of $250,000 (or, in the case of Kevin Lofton as Chairman of the Board, $500,000) by the closing price of a share of Company common stock on March 9, 2026. The IPO Non-Employee Director Grants will vest in full (100%) on the first anniversary of the completion of the IPO, generally subject to the continued service of the Non-Employee Director through the vesting date.
Each IPO Non-Employee Director Grant is evidenced by a grant agreement that is consistent with the Form of Non-Employee Director RSU Award Agreement. The foregoing description of the IPO Non-Employee Director Grants does not purport to be complete and is qualified in its entirety by reference to the Form of Non-Employee Director RSU Award Agreement, a copy of which is filed herewith as Exhibit 10.14 and incorporated herein by reference.
Appointment of Certain Officers
In connection with the Separation, as of March 6, 2026, all of the officers of the Company were removed and the following individuals became officers of the Company:

Name	Position
Que Dallara	Chief Executive Officer and Director Nominee
Chad Spooner	Executive Vice President & Chief Financial Officer
Ali Dianaty	Executive Vice President, Chief Product & Technology Officer
Courtney Nelson Wills	Senior Vice President, General Counsel
Gillian Chandrasena	Senior Vice President, Chief Human Resources Officer
John Gyurci	Vice President, Chief Accounting Officer and Controller
For biographical details regarding Que Dallara, Chad Spooner, Ali Dianaty, Courtney Nelson Wills, and Gillian Chandrasena, see the biographical information set forth in the section of the Prospectus entitled “Management—Executive Officers,” which biographical information is incorporated herein by reference. The biographical information for John Gyurci is set forth below.
John Gyurci, 55, serves as the Vice President, Chief Accounting Officer and Controller of the Company. John Gyurci previously served as Vice President, Chief Accounting Officer of the Diabetes Operating Unit at Medtronic from November 2025 to March 2026. Prior that, Mr. Gyurci served as Chief Accounting Officer of Sun Country Airlines Holdings, Inc. from October 2018 to November 2025, Corporate Controller at MTS Systems Corporation from October 2017 to October 2018, Vice President of Financial Accounting & Reporting at Merrill Corporation from July 2011 to October 2017, and Managing Director of Corporate Accounting & Reporting at Northwest Airlines. Mr. Gyurci holds a B.A. in Accounting from the University of St. Thomas in St. Paul, Minnesota and is a CPA (inactive status) in the state of Minnesota.

There are no arrangements or understandings between any of these officers and any other persons pursuant to which each such officer was selected to serve as an officer. There are no transactions in which any of these officers has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K.
MiniMed Group, Inc. Long Term Incentive Plan
In connection with the Separation, the Company adopted the MiniMed Group, Inc. 2026 Long Term Incentive Plan (the “MiniMed LTIP”). For further details regarding the MiniMed LTIP, see the description of the MiniMed LTIP set forth in the section of the Prospectus entitled “Executive and Director Compensation—Future Compensation Programs—Long Term Incentive Plan.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the MiniMed LTIP, which is filed herewith as Exhibit 10.15 and incorporated herein by reference.
IPO Equity Grants to Named Executive Officers
On March 9, 2026, the Compensation and Talent Committee approved the grant of one-time equity awards under the MiniMed LTIP (collectively, the “IPO Grants”) to certain employees of the Company, including each of the following officers; Que Dallara, Chad Spooner, Ali Dianaty, Courtney Nelson Wills, Gillian Chandrasena and John Gyurci) (each, an “Officer”), in recognition of each recipient’s contributions prior to the IPO and to incentivize performance following the IPO.
The IPO Grants include nonqualified stock options (“NQSOs”), which were granted at an exercise price per share equal to the closing price of Company common stock on March 9, 2026 (the “Grant Date”). The value of these NQSOs was $1,500,000 for Que Dallara, $500,000 for Chad Spooner, $750,000 for Ali Dianaty, $375,000 for Courtney Nelson Wills and Gillian Chandrasena, and $150,000 for John Gyurci. Each NQSO expires ten (10) years from the Grant Date and vests as to one-third (1/3) of the award on each of the second, third, and fourth anniversaries of the Grant Date, generally subject to the Officer’s continued service through the applicable vesting date.
The IPO Grants also include performance-based restricted stock unit awards. The number of performance-based restricted stock units granted to each Officer was determined by dividing the applicable target grant date value ($1,500,000 for Que Dallara, $500,000 for Chad Spooner, $250,000 for Ali Dianaty, $125,000 for Courtney Nelson Wills and Gillian Chandrasena, and $50,000 for John Gyurci) by the closing price of Company common stock on the Grant Date. Such performance-based restricted stock units are eligible to vest in full (100%) on the first anniversary of the Grant Date, generally subject to the Officer’s continued service through the vesting date and subject to the Company’s achievement of a target closing price per share of Company common stock on the Divestment Date. If such stock price is not achieved, then no performance-based restricted stock units will vest.
Each NQSO and performance-based restricted stock unit is evidenced by an award agreement that is consistent with the Form of IPO NQSO Award Agreement or Form of IPO PSU Award Agreement, as applicable, as adopted by the Compensation and Talent Committee. The foregoing descriptions of the IPO Grants do not purport to be complete and are qualified in their entirety by reference to the full texts of the applicable forms of award agreement, which are filed herewith as Exhibits 10.16 and 10.17, respectively, and are incorporated herein by reference.
MiniMed Group, Inc. Employee Stock Purchase Plan
In connection with the Separation, the Company adopted the MiniMed Group, Inc. 2026 Employee Stock Purchase Plan (the “MiniMed ESPP”). For further details regarding the MiniMed ESPP, see the description of the MiniMed ESPP set forth in the section of the Prospectus entitled “Executive and Director Compensation—Future Compensation Programs—Employee Stock Purchase Plan.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the MiniMed ESPP, which is filed herewith as Exhibit 10.18 and incorporated herein by reference.

MiniMed Group, Inc. Capital Accumulation Plan
In connection with the Separation, the Company adopted the MiniMed Group, Inc. Capital Accumulation Plan (the “MiniMed CAP”). The MiniMed CAP is an unfunded nonqualified deferred compensation plan, maintained primarily for the benefit of a select group of management and highly compensated employees, which allows eligible participants to make voluntary deferrals of base salary and incentive compensation. The MiniMed CAP does not provide for Company contributions or subsidized or guaranteed returns; deferred amounts are credited with gains or losses based on deemed investment in participant-selected notional investment alternatives.
Under the MiniMed CAP, eligible U.S.-based executives may elect to defer up to 50% of their base salary (subject to a minimum deferral threshold) and up to 80% of their annual incentive payments per plan year. Deferred amounts are credited daily with gains or losses based on the performance of notional investment alternatives selected by the participant from among those designated by the plan administrator from time to time. Distributions are made in cash pursuant to participant elections at the time of the applicable deferral, subject to the requirements of Section 409A of the Internal Revenue Code, including applicable restrictions on acceleration and re-deferral. The MiniMed CAP was established in connection with the Separation, and certain liabilities with respect to Company employees who previously participated in Medtronic’s Capital Accumulation Plan Deferral Program were transferred to and assumed by the MiniMed CAP as of the effective date thereof pursuant to the Employee Matters Agreement.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the MiniMed CAP, which is filed herewith as Exhibit 10.19 and incorporated herein by reference.MiniMed Group, Inc. Nonqualified Retirement Plan Supplement
In connection with the Separation, the Company adopted the MiniMed Group, Inc. Nonqualified Retirement Plan Supplement (the “MiniMed NRPS”). The MiniMed NRPS is an unfunded nonqualified deferred compensation plan maintained primarily for the benefit of a select group of management and highly compensated employees. The MiniMed NRPS provides participating employees with the ability to defer compensation and receive company matching and core company credits that cannot be made under the Company’s qualified retirement savings plan due to limitations imposed by the Internal Revenue Code. The MiniMed NRPS was established in connection with the Separation, and certain liabilities with respect to Company employees who previously participated in Medtronic’s Nonqualified Retirement Plan Supplement were transferred to and assumed by the MiniMed NRPS as of the effective date thereof pursuant to the Employee Matters Agreement.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the MiniMed NRPS, which is filed herewith as Exhibit 10.20 and incorporated herein by reference.
Conversion of Medtronic Equity Awards
Pursuant to the Employee Matters Agreement, outstanding Medtronic RSU Awards, certain Medtronic PSU Awards, and Medtronic Dividend Equivalent Units (each as defined in the Employee Matters Agreement) held by employees of the Company and its subsidiaries will be converted into SplitCo RSU Awards, SplitCo Dividend Equivalent Units, and SplitCo DSU Awards (each as defined in the Employee Matters Agreement), in each case in accordance with the conversion ratio set forth in the Employee Matters Agreement. The SplitCo RSU Awards, SplitCo Dividend Equivalent Units, and SplitCo DSU Awards will continue to vest in accordance with and otherwise be subject to the same terms as applied to such awards prior to the conversion but will instead relate to shares of Common Stock. On March 9, 2026, the Compensation and Talent Committee, in its capacity as Administrator of the MiniMed LTIP, approved the conversion of such Medtronic equity awards into Company equity awards as described above.
For further information regarding the conversion of Medtronic equity awards, see the description of the Employee Matters Agreement set forth in the section of the Prospectus entitled “Certain Relationships and Related Party Transactions — Employee Matters Agreement,” which description is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment and Restatement of Certificate of Incorporation
On March 6, 2026, the Company amended and restated its certificate of incorporation (as so amended and restated, the “Certificate of Incorporation”). For further details regarding the Certificate of Incorporation, see the description of the Certificate of Incorporation set forth in the section of the Prospectus entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.
Amendment and Restatement of Bylaws
On March 6, 2026, the Company amended and restated its bylaws (as so amended and restated, the “Bylaws”). For further details regarding the Bylaws, see the description of the Bylaws set forth in the section of the Prospectus entitled “Description of Capital Stock.” This description does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, which are filed herewith as Exhibit 3.2 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On March 9, 2026, the Company issued a press release announcing the closing of the IPO. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation of MiniMed Group, Inc.
3.2	Amended and Restated Bylaws of MiniMed Group, Inc.
10.1	Separation Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.2	Tax Matters Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.3	Employee Matters Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.4	MGH-MM Intellectual Property Cross-License Agreement, dated as of March 1, 2026, by and between Medtronic MiniMed, Inc. and Medtronic Group Holding, Inc. #
10.5	MPLC-MHSS Intellectual Property Cross-License Agreement, dated as of March 1, 2026, by and between MiniMed Holdings Switzerland Sarl and Medtronic plc #
10.6	Transitional Trademark Cross-License Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.7	Co-Existence Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.8	Transition Services Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic Group Holding, Inc. #
10.9	Registration Rights Agreement, dated as of March 1, 2026, by and between Kangaroo US HoldCo 2, Inc. and Medtronic plc
10.10	Lease Agreement, dated as of March 1, 2026, by and between MiniMed Puerto Rico Operations LLC and Medtronic Puerto Operations Co. #
10.11	Master Services Agreement, dated as of March 1, 2026, by and between MiniMed Puerto Rico Operations LLC and Medtronic Puerto Operations Co. #
10.12	Transition Manufacturing and Supply Agreement, dated as of March 1, 2026, by and between Medtronic MiniMed, Inc. and Medtronic, Inc. #
10.13	MiniMed Group, Inc. Non-Employee Director Compensation Policy
10.14	Form of Non-Employee Director RSU Award Agreement
10.15	MiniMed Group, Inc. Long Term Incentive Plan
10.16	Form of IPO NQSO Award Agreement
10.17	Form of IPO PSU Award Agreement
10.18	MiniMed Group, Inc. Employee Stock Purchase Plan
10.19	MiniMed Group, Inc. Capital Accumulation Plan #
10.20	MiniMed Group, Inc. Nonqualified Retirement Plan Supplement #
99.1	Press release, dated March 9, 2026
104	Cover page interactive data file (embedded within the Inline XBRL document).
__________________
#    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MiniMed Group, Inc.

Date: March 9, 2026	By:	/s/ Chad Spooner
	Name:	Chad Spooner
	Title:	Executive Vice President & Chief Financial Officer